Securities and Exchange Commission
                             Washington, D.C.  20549



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported): November 25, 2002




                        Commission File Number:   333-57780



                             INTERCARE.COM-DX, INC.
             (Exact name of registrants specified in its charter)

               California                          95-4304537

      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)


                         900 Wilshire Avenue, Suite 500
                          Los Angeles, California 90017
                       (213) 627-8878 Fax: (213) 627-9183



    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)










































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ITEM  1.  Changes  in  Control  of  Registrant                  Not  Applicable

ITEM  2.  Acquisition  or  Disposition  of  Assets              Not  Applicable

ITEM  3.  Bankruptcy  or  Receivership                          Not  Applicable

ITEM  4.  Changes  in  Registrant's  Certifying  Accountant     Not  Applicable

ITEM  5.  Other  Materially  Important  Events                  Not  Applicable

ITEM  6.  Resignation  of  Registrant's  Directors              Not  Applicable

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

     (a)  FINANCIAL  STATEMENTS  OF  BUSINESSES  ACQUIRED.
          (None)

     (b)   EXHIBITS.
            (None)

ITEM  8:  Change in Fiscal year                                Not Applicable

ITEM  9:  Regulation FD Disclosure
          On November 25, 2002, the registrant issued a press release announcing the launching of Tablet PC Edition of ICE(tm), a Scalable healthcare software solution that integrates every aspect of the healthcare enterprise, designed for information tracking, error reduction and patient safety.

EXHIBIT ITEM.     DESCRIPTION
------------     -------------

Exhibit  99.1  -   Copy of the Press Release of November 25, 2002


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     InterCare.com-Dx,  Inc.
                                          (Registrant)



Date:  November 25, 2002              By:/s/  Russ A. Lyon
                                      -------------------------
                                             Russ A. Lyon
                            (President and Chief Technology Officer)

































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EXHIBIT 99.1

FOR  IMMEDIATE  RELEASE:     Monday,  November  25,  2002

                    INTERCARE LAUNCHES ICE(TM) ON TABLET PC.

Scalable healthcare software solution that integrates every aspect of the healthcare enterprise, designed for information tracking, error reduction, patient safety.

Los Angeles, -November 25, 2002- InterCare.com-DX, Inc. (OTC BB: "ICCO") announced today the availability for deployment of InterCare Clinical Explorer (ICE ), an innovative and robust software application designed to integrate every aspect of the healthcare enterprise on Tablet PC. With the release of the enhanced Windows XP operating system for Tablet PC from Microsoft and the launch of new Tablet PC hardware from such hardware manufacturers as HP, Toshiba, ViewSonic, Acer and Fujitsu, to name a few, InterCare leverages the power of this important new platform to make the ICE clinical applications even more seamless and easier for healthcare providers to adapt, faster than ever before.

ICE 's extensive, scalable system flexibility allows its adaptation to clinical workflow, operating independently in centralized and decentralized facilities. The program features intuitive order entry, "tapering" orders, a clinical knowledge base, digital video enhanced patient education module, real-time electro-physiological data capture and display, voice command, voice recognition, digital dictation module and numerous other capabilities to complement and document the diagnostic and treatment processes, including unlimited free-text notes.

ICE is currently available as a desktop or lap-top client application under Microsoft Windows operating system, as well as accessible through Windows CE powered Pocket PC devices. ICE is also available for both inpatient and outpatient clinical documentation, thus enabling healthcare providers to be able to create a life-time longitudinal multimedia patient clinical record. "While the user interface has been one of the main barriers for entry into computerization of clinical records by so many healthcare providers, the combination of such a robust clinical application as ICE and the introduction of Tablet PC devices make it easier for physicians and other healthcare providers to embrace the idea of full automation of their clinical records," said Russ A. Lyon, president and chief technology officer of InterCare.com-DX, Inc.
"Coalitions such as the Leapfrog Group, a healthcare consumer advocacy group representing approximately 32 million health care consumers in all 50 states, point to research substantiating significant reduction in errors when orders are entered electronically instead of written down and handed to clerks. With an estimated 98,000 deaths per year attributable to medical error, public pressure is causing healthcare organizations to investigate how they can improve the quality of care, including patient and medication safety, through a combination of procedural changes and better use of information technology. In such an environment, ICE becomes one of the best solutions to a chronic and critical problem," said Dike, Chairman and CEO of InterCare.com-DX, Inc.
About  InterCare.com-DX

InterCare.com-DX, Inc. is an innovative software products development and services company, specializing in developing healthcare management and information systems solutions. The company markets, implements and supports the InterCare Clinical Explorer (ICE ), a product of Meridian Holdings, Inc., (OTC
BB: MEHO), which is designed to integrate every aspect of the healthcare enterprise. For additional information, visit www.intercare.com.
                                                   -----------------

NOTE: Statements in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Material that is forward-looking may contain statements about expected future events and/or financial results that are forward-looking in nature. Editors and investors are cautioned that such forward-looking statements invoke risk and uncertainties that may cause the Company's results to differ from such forward-looking statements. These include, but are not limited to, economic, competitive, governmental, technological, and other factors discussed in the statements and/or in the Company's filings with the Securities and Exchange Commission.

CONTACT:     Russ  A.  Lyon                    Alexandra  Campos
             President  and  CTO               Investor  relations
             InterCare.com-DX,  Inc.           InterCare.com-DX,  Inc.
             213-627-8878                      213-627-8878
             www.intercare.com                 acampos@intercare.com
             -----------------
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